UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 07, 2026

Pediatrix Medical Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Florida	001-12111	26-3667538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Concord Terrace
Sunrise, Florida		33323
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 954 384-0175

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	MD	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed under Item 5.07 of this Current Report on Form 8-K, at the 2026 Annual Shareholders’ Meeting (the “Annual Meeting”) of Pediatrix Medical Group, Inc., a Florida corporation (the “Company”), held on May 7, 2026, the shareholders of the Company approved the Company’s Second Amended and Restated 2008 Incentive Compensation Plan (the “Plan”), which, among other things, increased the number of shares of the Company’s common stock available for issuance under the Plan by 8,000,000 shares.

The Plan is described in greater detail in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on March 27, 2026, under the heading “Proposal 4: Approval of the Pediatrix Medical Group, Inc. Second Amended and Restated 2008 Incentive Compensation Plan" and such description is incorporated by reference herein.

The foregoing description of the Plan is only a summary, and is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 7, 2026, the Company held the Annual Meeting. Of the 83,072,104 shares of common stock outstanding and entitled to vote, 77,330,139 shares were represented, constituting a quorum. The final results for each of the matters submitted to a vote of the Company’s shareholders at the Annual Meeting are as follows:

Proposal 1: All of the nominees for the Company’s Board of Directors were elected to serve until the Company’s 2027 Annual Shareholders’ Meeting or until their respective successors are elected and qualified, by the votes set forth in the table below:

Name	For	Against	Abstained	Broker Non-Vote
Laura A. Linynsky	71,249,187	967,057	18,087	5,095,808
Thomas A. McEachin	70,107,436	2,093,168	33,727	5,095,808
Kurt D. Newman, M.D.	71,922,039	256,292	56,000	5,095,808
Mark S. Ordan	69,958,141	2,259,130	17,060	5,095,808
Michael A. Rucker	70,689,577	1,523,843	20,911	5,095,808
Guy P. Sansone	70,738,837	1,475,369	20,125	5,095,808
John M. Starcher, Jr.	46,296,745	25,909,618	27,968	5,095,808
Shirley A. Weis	70,725,919	1,478,539	29,873	5,095,808
Sylvia J. Young	71,257,572	963,152	13,607	5,095,808

Proposal 2: The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2026 fiscal year was ratified by the Company’s shareholders, by the votes set forth in the table below:

For	Against	Abstained	Broker Non-Vote
75,519,473	1,794,278	16,388	0

Proposal 3: The Company’s shareholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers for the 2025 fiscal year, by the votes set forth in the table below:

For	Against	Abstained	Broker Non-Vote
70,257,832	1,960,931	15,568	5,095,808

Proposal 4: The Plan was approved by the Company’s shareholders, by the votes set forth in the table below:

For	Against	Abstained	Broker Non-Vote
65,912,243	6,303,675	18,413	5,095,808

Item 9.01 Financial Statements and Exhibits.

d) Exhibits.

Exhibit Index

10.1

Pediatrix Medical Group, Inc. Second Amended and Restated 2008 Incentive Compensation Plan (incorporated by reference to Exhibit A to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 27, 2026).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pediatrix Medical Group, Inc.

Date:	May 7, 2026	By:	/s/ Kasandra H. Rossi
Kasandra H. Rossi Chief Financial Officer